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                                                                   EXHIBIT 99.1

                                                         [LOGO OF FLAG TELECOM]


NEWS RELEASE


CONTACTS
FLAG TELECOM
Willem Baralt, Group Treasurer
+44 207 317 0837
Irelations@flagtelecom.com


                  FLAG TELECOM FILES ANNUAL REPORT ON FORM 10-K
                       FOLLOWING FINANCIAL RESTRUCTURING

LONDON, U.K. - July 7, 2003 - FLAG Telecom Group Limited (OTC: FTGLF.PK) today announced that it has filed all reports required by Section 12 of the Securities Exchange Act of 1934 subsequent to the Company's emergence from protection under Chapter 11 of the U.S. Bankruptcy Code on October 9, 2002. Together with its independent auditors, Ernst & Young LLP, the Company has finalized its audit of its financial results for the year ended December 31, 2002 as well as a re-audit of the financial results of the Company's predecessor for the years ended December 31, 2001 and 2000. On July 3, 2003, the Company filed with the Securities and Exchange Commission three separate periodic reports: Quarterly Report on Form 10-Q for the period ended September 30, 2002, Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the period ended March 31, 2003. In accordance with AICPA Statement of Position 90-7, the Company adopted "fresh start" accounting as of October 9, 2002 to reflect the estimated fair market value of its assets and liabilities and its new capital structure as of its date of emergence from Chapter 11.

Patrick Gallagher, FLAG Telecom's Co-Chairman and Chief Executive Officer said: "We emerged from financial restructuring with a quality world-wide network and an excellent customer base. Over these last months we have successfully maintained a strong working relationship with our existing customers and have developed promising relationships with potential new customers. With the

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release of our periodic reports, we are now able to confirm FLAG Telecom's financial soundness and ability to compete going forward. We expect to maintain our leading global market position supported by a strong balance sheet."

ABOUT FLAG TELECOM
FLAG Telecom, registered in Hamilton, Bermuda, along with its group companies, is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. Recent news releases and further information are on FLAG Telecom's website at:
WWW.FLAGTELECOM.COM.

FORWARD-LOOKING STATEMENTS
STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO, OUR ABILITY TO ACHIEVE THE OBJECTIVES LAID OUT IN FLAG TELECOM'S PLAN OF REORGANIZATION, TO COMPETE GOING FORWARD AND TO MAINTAIN OUR LEADING MARKET POSITION SUPPORTED BY A STRONG BALANCE SHEET. MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR ANNUAL REPORT IN THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE CAUTION READERS NOT TO RELY ON FORWARD-LOOKING STATEMENTS, AND WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.